SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant toss.240.14a-12

Xechem International, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)
           Shefsky & Froelich Ltd., Suite 2500, 444 N. Michigan Ave.,
                   Chicago, IL 60611 Attn: Dennis B. O'Boyle
--------------------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                           XECHEM INTERNATIONAL, INC.
                          100 JERSEY AVENUE, BUILDING B
                                    SUITE 310
                      NEW BRUNSWICK, NEW JERSEY 08901-3279
                                 (732) 247-3300

   ==========================================================================

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
   ==========================================================================


To the Common, Class A Preferred, Class C Series 4 Preferred and Class C Series 5 Preferred Stockholders of Xechem International, Inc.:

     Notice is hereby given that the annual meeting of stockholders (the "Meeting" or the "Annual Meeting") of Xechem International, Inc., a Delaware corporation (the "Corporation"), will be convened at the Corporation's headquarters, 100 Jersey Ave., Building B, Suite 310, New Brunswick, New Jersey, on July 11, 2000, at 10:00 a.m. Eastern Daylight Savings Time (the "Meeting Date"). All holders of Common Stock, par value $.00001 per share, Class A Preferred Stock, par value $.00001 per share, Class C Series 4 Preferred Stock, par value $.00001 per share, and Class C Series 5 Preferred Stock, par value $.00001 per share, of the Corporation (the "Stockholders") are entitled to attend the Meeting. The Annual Meeting will be held for the following purposes:

     (1) To elect two directors to hold office until the next annual meeting of stockholders or otherwise as provided in the Corporation's By-Laws;

     (2) To amend the Corporation's Certificate of Incorporation to increase the number of authorized shares from 250,000,000 to 750,000,000 shares consisting of 700,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock;

     (3) To vote to approve an increase in the number of shares of Common Stock which may be issued under the Xechem International, Inc. Amended and Restated Stock Option Plan; and

     (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

     Only Stockholders of record at the close of business on June 14, 2000 are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at the Corporation's office for at least 10 days prior to the Meeting.

                                        By order of the Board of Directors:


                                        Ramesh C. Pandey, Ph.D.
                                        President and Chief Executive Officer

   ==========================================================================

                                 PROXY STATEMENT
                                       FOR
                        ANNUAL MEETING OF STOCKHOLDERS OF
                           XECHEM INTERNATIONAL, INC.
                                  JULY 11, 2000
   ==========================================================================


     This proxy statement (the "Proxy Statement") is furnished to the holders (the "Stockholders") of shares of Common Stock (the "Common Stock"), par value $.00001 per share, Class A Preferred Stock (the "Class A Preferred Stock"), par value $.00001 per share, Class C Series 4 Convertible Preferred Stock (the "Class C Series 4 Preferred Stock"), par value $.00001 per share, and Class C Series 5 Convertible Preferred Stock (the "Class C Series 5 Preferred Stock"), par value $.00001 per share (together, the Common Stock, Class A Preferred Stock, Class C Series 4 Preferred Stock and Class C Series 5 Preferred Stock are referred to as the "Shares"), of Xechem International, Inc., a Delaware corporation (the "Corporation"), in connection with the solicitation of proxies by the Corporation's board of directors (the "Board") for use at the annual meeting of Stockholders (the "Meeting" or the "Annual Meeting"). The Corporation's By-Laws (the "By-Laws") require the directors to call and hold an annual meeting of stockholders each year. The Annual Meeting will be convened on July 11, 2000, at approximately 10:00 a.m. Eastern Daylight Savings Time, and any adjournment or postponement thereof. Copies of this Proxy Statement, and the enclosed form of proxy were first sent or given to Stockholders on or about June 22, 2000. Stockholders who wish to attend the Meeting should contact the Corporation at (732) 247-3300 so that arrangements can be made.

     The Corporation will bear all costs in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by the Corporation's directors, officers or employees. None of these individuals will be additionally compensated, but they may be reimbursed for out-of-pocket expenses in connection with the solicitation. Arrangements will also be made with brokerage houses, banks or other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Shares held of record by those persons, and the Corporation may reimburse these custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

     Shares represented by properly executed proxies in the accompanying form received by the Board prior to the Annual Meeting will be voted at the Annual Meeting. Shares not represented by properly executed proxies will not be voted. If a Stockholder specifies a choice with respect to any matter to be acted upon, the Shares represented by that proxy will be voted as specified. If the Stockholder does not specify a choice, in an otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by that proxy will be voted with respect to that proposal in accordance with the recommendations of the Board described herein. A Stockholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Corporation before the proxy is voted at the Annual Meeting; (ii) executing and delivering a later-dated proxy; or (iii) attending the Annual Meeting and voting the Shares in person.

     The close of business on June 14, 2000 has been fixed as the date for determining those Stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). On the Record Date, the Corporation had 240,852,928 shares of Common Stock, 2,500 shares of Class A Preferred Stock, 100,000 shares of Class C Series 4 Preferred Stock and 100,000 shares of Class C Series 5 Preferred Stock outstanding. The Corporation has also authorized Class B 8% Preferred Stock, par value $.00001 per share (the "Class B Preferred Stock"). Presently, there is no outstanding Class B Preferred Stock. The Common Stock, Class A Preferred Stock , Class C Series 4 Preferred Stock and Class C

Series 5 Preferred  Stock  entitle the holders  thereof to one,  1,000,  400 and
422.59318 votes per share, respectively, at the Annual Meeting. Only Stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. The presence of a majority of the total amount of votes allocable to outstanding shares of Common Stock, Class A Preferred Stock ,Class C Series 4 Preferred Stock and Class C Series 5 Preferred Stock, represented in person or by proxy at the Annual Meeting, will constitute a quorum. If a quorum is present and any votes are cast in favor of the nominees, they will be elected directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by the affirmative vote of a majority of the Shares present or represented at the Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote and Shares held by brokers will not be considered entitled to vote on matters as to which the brokers have not received authority to vote from beneficial owners.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the total voting stock (including the Common Stock and the Class A Preferred Stock) as of June 14, 2000 by: (i) each Stockholder known by the Corporation to beneficially own in excess of 5% of the outstanding shares of
Common Stock, Class A Preferred Stock, Class C Series 4 Preferred Stock and Class C Series 5 Preferred Stock; (ii) each director and director nominee; and
(iii) all directors, director nominees and executive officers, as a group. All of the outstanding Class A Preferred Stock is owned by Dr. Ramesh C. Pandey.
Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons.

-------------------------------------------------------------------------------------------------------------------------------
                                                        CLASS A PREFERRED             CLASS C PREFERRED
                            COMMON STOCK                      STOCK                         STOCK
-------------------------------------------------------------------------------------------------------------------------------
                       NUMBER OF      PERCENT        NUMBER OF      PERCENT        NUMBER OF      PERCENT         PERCENT OF
NAME AND ADDRESS        SHARES        OF CLASS        SHARES        OF CLASS        SHARES        OF CLASS     VOTING STOCK (1)
-------------------------------------------------------------------------------------------------------------------------------
The Edward A. Blech    72,300,000        30.1%               0             -                0            -           22.2%
Trust (2)                     (3)
-------------------------------------------------------------------------------------------------------------------------------
David Blech (4)        83,284,495        34.6%               0             -                0            -           25.6%
                       (3)(5)(15)
-------------------------------------------------------------------------------------------------------------------------------
Michael G. Jesselson   15,050,000         6.3%               0             -                0            -            4.6%
(6)                        (7)(8)
-------------------------------------------------------------------------------------------------------------------------------
Jay Gupta (9)          20,000,000         8.3%               0             -      100,000(12)          50%           18.4%
-------------------------------------------------------------------------------------------------------------------------------
Stephen Burg (13)       1,500,000          .6%               0             -                0            -             .5%
-------------------------------------------------------------------------------------------------------------------------------
Dr. Ramesh C. Pandey   22,164,545         9.2%           2,500          100%          100,000          50%           20.6%
(10)                     (11)(15)                                                        (14)
-------------------------------------------------------------------------------------------------------------------------------
All directors and      23,664,545         9.8%           2,500          100%          100,000          50%           21.0%
executive officers as        (11)                                                        (14)
a group (2 persons)
-------------------------------------------------------------------------------------------------------------------------------

     (1) Gives effect to the voting rights of 2,500 shares of Class A Voting Preferred Stock, all of which are owned by Dr. Pandey and which entitle him to cast 1,000 votes per share on all matters as to which shareholders are entitled to vote.

     (2) The address of The Edward A. Blech Trust is 418 Avenue I, Brooklyn, New York 11230.

     (3) As reported in a Schedule 13D filed jointly by Mr. Blech and the Trust.

     (4) The address of Mr. Blech is 445 West 23rd Street, #16E, New York, New York 10011.

     (5) Includes shares owned by the Trust, shares owned by Mr. Blech's spouse and shares held by Mr. Blech as custodian for a minor child.

     (6) The address of Michael Jesselson is 1301 Avenue of the America, Suite 4101, New York, New York 10019.

     (7)  As reported in a Form 3.

     (8) Includes shares owned by the Michael G. Jesselson 12/18/80 Trust, the Benjamin J. Jesselson 12/18/80 Trust and the Jesselson Grandchildren 12/18/80 Trust .

     (9) The address of Jay Gupta is 1173 Dolly Madison Blvd., McLean, Virginia 22101.

     (10) The address of Dr. Pandey is c/o Xechem International, Inc., 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

     (11) Does not include 707,000 shares subject to certain options owned by Dr. Pandey, which presently are not exercisable, and will not be exercisable, within 60 days from June 14, 2000.

     (12) Gives effect to the voting rights of 100,000 shares of Class C Series 4 Preferred Stock, all of which are owned by Jay Gupta and which entitle him to cast 400 votes per share on all matters as to which shareholders are entitled to vote.

     (13) The address of Stephen Burg is 3257 Winged Foot Drive, Fairfield, California 94533.

     (14) Gives effect to the voting rights of 100,000 shares of Class C Series 5 Preferred Stock, all of which are owned by Dr. Pandey and which entitles him to cast 422.59318 votes per share on all matters as to which shareholders are entitled to vote.

     (15) During 1999, Blech, his wife and the trustee of the Edward A. Blech Trust granted to Dr. Pandey an irrevocable proxy to vote all of the shares under their control. These proxies relate to 83,284,495 shares of Company Common Stock or approximately 34.6% of the Company's presently outstanding shares of Common Stock.

*    Less than one percent.

                    MATTERS TO BE CONSIDERED BY STOCKHOLDERS

1.   ELECTION OF DIRECTORS

     Two individuals will be elected at the Annual Meeting to serve as directors of the Corporation until the next annual meeting of stockholders or otherwise as provided in the By-Laws. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees for directors with respect to all proxies received by the Corporation. If any of the nominees should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Board. The board of directors have no reason to believe that the nominees named will be unable to serve, if elected.

     The nominees for director are as follows:

     Ramesh C. Pandey, Ph.D., age 61, is the founder of the Corporation. He has been Chief Executive Officer and President and a director of the Corporation's subsidiary, Xechem, Inc. (the "Subsidiary"), since its formation in 1990 and the Chief Executive Officer, President, and Chairman of the Board of Directors of the Corporation since its formation in February 1994. From 1984 to March 1990,
Dr. Pandey was the President and Chief Scientist of the Corporation's predecessor, Xechem Inc., formerly a subsidiary of Fujisawa/LyphoMed, Inc. Dr. Pandey served as a visiting Professor at the Waksman Institute of Microbiology at Rutgers University from 1984 to 1986. Dr. Pandey has also served as scientist, consultant, and research associate for several universities and private laboratories. Dr. Pandey has published numerous articles in professional publications, such as the Journal of Antibiotics, the Journal of the American Chemical Society and the Journal of Industrial Microbiology. Dr. Pandey is a member of the editorial board of the Journal of Antibiotics and of several professional societies.

     Stephen F. Burg, age 62, since 1986 has been chief executive officer of El Dorado Investments, which offers corporate growth strategies for public and private companies, nationally and internationally. From 1978 to 1986, Mr. Burg was Vice President-Corporate Acquisitions for Evans Products Company and from 1973 to 1978 was Corporate Director-Acquisitions and Human Services for Jack August Enterprises.

     The Corporation's By-Laws do not require that the directors meet any specific number of times during the year. Such meetings may be held either in person or by telephonic conference. The Board met three times during the year ended December 31, 1999.

     The Board has an audit committee presently consisting of Dr. Pandey which was formed on May 26, 1995. The audit committee reviews with the Corporation's independent public accountants the scope and timing of their audit services and any other services they are asked to perform, the accountants' report on the Corporation's financial statements following completion of their audit and the Corporation's policies and procedures with respect to internal accounting and financial controls. In addition, the audit committee makes annual recommendations to the Board for the appointment of independent accountants for the ensuing year.

     The audit committee did not meet during the year ended December 31, 1999.

     The Board has a stock option committee presently consisting of Dr. Pandey which was formed on May 26, 1995. The stock option committee administers the Xechem International, Inc. Amended and Restated Stock Option Plan (the "Plan") and reviews and recommends to the Board stock options to be granted.

     The stock option committee did not meet during the year ended December 31, 1999.

     The Board has a compensation committee presently consisting of Dr. Pandey which was formed on May 26, 1995. The compensation committee reviews and recommends to the Board the compensation and benefits of all officers of the Corporation and reviews general policy matters relating to compensation and benefits of employees of the Corporation.

     Since Dr. Pandey's salary is fixed by contract and he is the Corporation's only executive officer, the Compensation Committee did not meet during the year ended December 31, 1999.

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock and other equity securities of the Corporation with the U.S. Securities and Exchange Commission (the "SEC"). The SEC requires officers, directors and greater than ten percent stockholders to furnish the Corporation with copies of all these forms filed with the SEC.

     To the Corporation's knowledge, based solely on its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Corporation believes that its officers, director, and greater than ten percent beneficial owners have complied with all filing requirements.

     RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates Dr. Pandey and Mr. Burg for election as directors of the Corporation by the Stockholders at the Annual Meeting to serve until the next annual meeting of stockholders or as otherwise provided in the By-Laws.

     The two nominees receiving the highest vote totals will be elected directors of the Corporation. Accordingly, abstentions and broker non-votes will not affect the outcome of the election.

2. APPROVAL OF AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES FROM 250,000,000 SHARES TO 750,000,000 SHARES CONSISTING OF 700,000,000 SHARES OF COMMON STOCK AND 50,000,000 SHARES OF PREFERRED STOCK.

     The Corporation is proposing this amendment to its Certificate of Incorporation to allow the Corporation to have available sufficient shares of Common Stock for issuance in connection with the exercise of outstanding options (the "Options") and warrants (the "Warrants") to purchase Common Shares of the Corporation and in connection with obtaining additional capital. The Certificate of Incorporation presently authorizes the Corporation to issue up to 250,000,000 shares consisting of 247,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock. If this Resolution is adopted, 500,000,000 additional shares of Common Stock and Preferred Stock will be available for issuance by the Board of Directors without any requirement of further Stockholder approval. In addition to the Common Stock the Corporation expects to issue upon exercise of the Options and the Warrants, the Corporation may issue additional shares to provide additional funds for working capital and acquisitions of other businesses. The Corporation has under active consideration a possible issuance of additional Common Stock in an offering either registered pursuant to or exempt from the registration requirements of federal and applicable state securities laws. It is possible, although the Corporation cannot guarantee, that the amount of Common Stock that the Company may issue in such offering may exceed the number of shares of Common Stock presently authorized under the Corporation's Certificate of Incorporation. The Board of Directors believes it desirable that the Corporation have the flexibility to be able to issue additional shares without Stockholder approval. Stockholders have no preemptive rights to purchase any shares. The Corporation may issue additional Shares at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of present Stockholders.

     RECOMMENDATION   OF  THE  BOARD:  The  Board  hereby  recommends  that  the
Stockholder's concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:

     RESOLVED, that the Corporation's Certificate of Incorporation be amended to increase the number of authorized shares from 250,000,000 to 750,000,000 shares consisting of 700,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock.

     The affirmative vote for a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

3. APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED UNDER THE XECHEM INTERNATIONAL, INC. AMENDED AND RESTATED STOCK OPTION PLAN

     The Plan amends the Xechem International, Inc. Amended and Restated Stock Option Plan, the obligations under which the Corporation assumed as part of the Corporation's organization and prior to its April 26, 1994 public offering. The purpose of the Plan is to encourage ownership of Common Stock by the Corporation's key employees, non-employee directors and advisors, including members of the Company's Scientific Adversary Board, in order to attract such persons, to induce such persons to remain in the employ of the Corporation or its affiliates, or to serve as an advisor to the Corporation, and to provide additional compensation for such persons to promote the success of the Corporation or its affiliates. Key employees include employees who are also officers or directors of the Corporation or its affiliates.

     The decision to grant options to these individuals is intended to reward them for their services to the Corporation without burdening the Corporation with significant increases in direct compensation. Since its inception, the Corporation's directors, key employees and advisors have been endeavoring to reach the Corporation's objectives of developing a more efficient drug discovery process and niche generic drugs, as well as commercializing and marketing such drugs. Through their efforts, the Corporation believes that significant progress has been made toward these objectives. The Board believes that the ability to achieve these objectives is best served by the alignment of the financial success of the Corporation's directors and key employees with that of its Stockholders.

     Stockholder approval of this amendment to the Plan is sought to continue to qualify the Plan under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thereby render certain transactions under the Plan exempt from certain provisions of Section 16 of the Exchange Act.

     As of the date of this Proxy Statement, the Company has granted options for 1,598,000 shares of Common Stock available for issuance under the Plan. The Board has authorized an increase of 12,400,000 shares of Common Stock for issuance under the Plan, for a total of 25,000,000 shares. The Board believes that it is in the best interests of the Corporation and the Stockholders to increase the number of shares of Common Stock which may be issued under the Plan in order to continue to attract key persons to the Corporation and reward them for their efforts. With the exception of increasing the number of shares of Common Stock which may be issued under the Plan, the Board is not seeking Stockholder approval of any other provisions of the Plan. Therefore, the Board recommends that the Stockholders vote to increase the number of shares of Common Stock which may be issued under the Plan.

General
-------

     The Plan grants the Board authority to issue options to purchase up to 12,600,000 shares (to be increased to 25,000,000 shares) of Common Stock and any other stock or security resulting from adjustments or substitutions as described in the Plan. The Common Stock will be reserved and available for purchase upon the exercise of options granted under the Plan.

     The Plan provides for the issuance of incentive options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory options which are not intended to be incentive stock options under Section 422 of the Code. The decision as to whether incentive options or nonstatutory options will be issued to recipients is solely within the discretion of the Board. The Board will administer the Plan and have the authority to determine, among other things, the individuals to be granted incentive options or nonstatutory options, the exercise price at which the Common Stock may be acquired, the number of shares subject to each option and the exercise period of each option. The Board will also be authorized to construe and interpret the Plan and to prescribe additional terms and conditions of exercise in option agreements and provide the form of option agreement to be utilized with the Plan.

     Incentive options terminate not more than ten years from the date of grant; however, such options terminate not more than five years from the date of grant if such options are required to have an exercise price of at least 110% of fair market value. Nonstatutory options terminate not more than eleven years from the date of grant.

     Options will not be transferable except by will or by the laws of descent and distribution, and are exercisable during an optionee's lifetime only by the optionee or the appointed guardian or legal representative of the optionee. Upon the (i) death or permanent and total disability of an optionee or (ii) termination of employment with the Corporation any unexercised options to acquire Common Stock will be exercisable at any time within six months in the case of (i) and 30 days in the case of (ii) (but in no case beyond the expiration date specified in the option agreement).

     The Plan  requires the  optionee to pay, at the time of  exercise,  for all
shares   acquired  on  exercise  in  cash,   Common  Stock  or  other  forms  of
consideration acceptable to the Board.

     If the Corporation declares a stock dividend, splits its stock, combines or exchanges its Common Stock, or engages in any other transactions which result in a change in capital structure, such as a merger, consolidation, dissolution, liquidation or similar transaction, the Board may adjust or substitute, as the case may be, the number of shares of Common Stock available for issuance upon exercise of options granted under the Plan, the number of shares covered by outstanding options, the exercise price per share of outstanding options, any target price levels for vesting of the options and any other characteristics of the options as the Board deems necessary to equitably reflect the effects of those changes on the option holders.

     The Corporation has granted options for a total of 1,598,000 shares of Common Stock under the Plan. Included in the count are options to purchase 318,500 shares of Common Stock granted to former directors and a former executive officer of the Corporation and options to purchase 764,000 shares of Common Stock granted to other employees of the Corporation.

     Pursuant to the terms of the grants, the options for shares granted under the Plan vest and are exercisable in installments as follows: (i) to the extent of 20% of the number of shares of Common Stock, commencing on the first anniversary of the date of grant; and (ii) to the remaining 80% of shares, an additional 20% commencing on each of the second through the fifth anniversary of the date of grant.

Discussion of Federal Income Tax Consequences
---------------------------------------------

     The following summary of tax consequences is not comprehensive and is based on laws and regulations in effect on June 1, 1998. These laws and regulations are subject to change on a retroactive basis.

     The grant of a nonqualified option under the Plan is not a taxable event and the Corporation is not entitled to a deduction upon such grant. Upon exercise of a nonqualified option, participants will be taxed at ordinary income rates on the difference between the exercise price of the option and the fair market value of the Common Stock issued pursuant to such exercise. Fair market value generally will be determined on the date of exercise (or in the case where a sale of property could subject a transferor to suit under Section 16(b) of the Securities Exchange Act of 1934, the later of the date of exercise and the date which is six months and one day after the date on which the option was granted, unless the participant elects to be taxed based on the fair market value at the date of exercise). The Corporation will receive a corresponding deduction for the amount of income recognized by a participant upon exercise of an option in the same year the participant recognizes income in connection with the exercise of an option. The participant, generally, will have a tax basis for the Common Stock acquired equal to the fair market value of the Common Stock at the date of exercise. Any gain or loss realized upon the subsequent sale of the Common Stock issued upon exercise of a nonqualified option will be taxed at either long-term or short-term capital gain (or loss) rates, depending on the selling stockholder's holding period. The subsequent sale would have no tax consequences for the Corporation.

     The recipient of an incentive stock option generally will not recognize any income upon its grant or upon its exercise if no disposition of the Common Stock received upon exercise is made within two years from the date of grant or within one year after the acquisition of the Common Stock. The excess of the fair market value of the Common Stock over the exercise price of the Common Stock received upon the exercise of an incentive stock option, however, is a tax preference item in the year of exercise which may subject the recipient to an alternative minimum tax. Upon a subsequent sale of Common Stock acquired pursuant to exercise of an incentive stock option, if the foregoing holding periods are met, the recipient will recognize a long-term capital gain upon the difference between the sale price and the exercise price, and the Corporation will receive no deduction from taxable income. If these holding periods are not met, the recipient generally will realize ordinary income to the extent of the difference between the exercise price and the fair market value of the Common Stock on the date the option is exercised. However, if the disposition is by a sale or exchange at a price less than the fair market value of the Common Stock on the date of exercise, then, in general, the amount of ordinary income is limited to the gain recognized on such sale or exchange. If the sale price exceeds the fair market value of the

Common Stock on the date of exercise, such excess will be a long-term or short-term capital gain, depending on the employee's holding period for the Common Stock being sold. The Corporation will have a deduction in an amount equal to the ordinary income recognized by the optionee.

     RECOMMENDATION OF THE BOARD: The Board recommends that the Stockholders concur in the following resolution which will be presented for a vote of the Stockholders at the Annual Meeting:

          RESOLVED, that the Xechem International, Inc. Amended and Restated Stock Option Plan be amended to increase the number of shares of Common Stock which may be issued under such plan from 12,600,000 shares to 25,000,000 shares.

     The affirmative vote of a majority of the votes cast by Stockholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.   DIRECTOR COMPENSATION

     Directors serve without compensation for such services.

B.   EXECUTIVE COMPENSATION

     Set forth below is information concerning the compensation for 1997, 1998 and 1999 for the Corporation's President and Chief Executive Officer, who is the only executive officer of the Corporation whose compensation exceeded $100,000 during such years:

==============================================================================================================================
                                                                                 LONG TERM COMPENSATION
                                                                                                                     ALL OTHER
                                          ANNUAL COMPENSATION                                                     COMPENSATION
------------------------------------------------------------------------------------------------------------------------------
                                                                                   AWARDS                PAYOUTS
------------------------------------------------------------------------------------------------------------------------------
                                                                                                        LONG TERM
                                                            OTHER         RESTRICTED    SECURITIES      INCENTIVE
                                                            ANNUAL           STOCK      UNDER-LYING        PLAN
YEAR                              SALARY       BONUS     COMPENSATION       AWARDS        OPTIONS        PAYOUTS
------------------------------------------------------------------------------------------------------------------------------
Dr. Ramesh Pandey 1997          $  130,273          0       $    7,991             0             0             0             0
         1998                   $  136,233          0       $    7,340             0             0             0             0
         1999                   $  140,000          0       $    1,249    $1,563,000             0             0             0
==============================================================================================================================

EMPLOYMENT AGREEMENTS.
---------------------

     Ramesh C. Pandey is employed pursuant to an agreement which provides for a base salary of $140,000 per year, subject to an annual increase in proportion to the increase in the consumer price index, such bonuses as a majority of the disinterested members of the Board of Directors may determine, and a royalty of 2 1/2% of the Corporation's net profits before taxes with respect to any products developed by the Corporation or its affiliates during the term of the agreement. The royalty will be payable to Dr. Pandey or his estate so long as the Corporation continues to sell such products, notwithstanding any termination of the agreement. The agreement provides for a ten year term, but permits either party to terminate the agreement after five years; if the Corporation terminates the agreement, Dr. Pandey will be entitled to receive severance equal to his compensation for the two years prior to termination. Dr. Pandey has agreed not to engage in certain business activities (generally similar to those currently engaged in by the Corporation) for six months (four months, in certain cases) after the termination of his employment with the Corporation. If there is a change in the beneficial ownership of 20% or more of Xechem's capital stock, Dr. Pandey may, at any time within one year after such event, terminate the agreement, in which event his noncompete and confidentiality agreement terminate and all indebtedness of the Corporation to Dr. Pandey shall accelerate. Dr. Pandey has agreed and approved the transactions contemplated by the Blech Purchase Agreement (see "Certain Relationships and Related Transactions") and, accordingly, such transactions do not and will not result in a "Change of Control" as defined in the Employment Agreement. In August 1996, due to the financial constraints of the Company, Dr. Pandey's salary was reduced by 54%. In November 1996, 50% of the reduction was restored and in February 1997, Dr. Pandey was returned to full salary. In 1998, Dr. Pandey's salary was reduced by 50% and the reduction has been accrued each year since.

STOCK PLAN

     Effective December 1993, Xechem's sole stockholder approved the Share Option Plan (the "Plan"), which the Corporation has assumed, providing for the issuance to employees, consultants, and directors of options to purchase up to 2,600,000 shares of Common Stock, which number of shares will increase to 25,000,000 shares if the Stockholders approve Resolution No. 2. The Plan provides for the grant to employees of incentive stock options ("ISOs") and non-qualified stock options.

     The Plan is administered by a Stock Option Committee established in May 1995 comprised of two members of the Board of Directors which has the power to determine eligibility to receive options and the terms of any options granted, including the exercise or purchase price, the number of shares subject to the options, the vesting schedule, and the exercise period. The exercise price of all ISOs granted under the Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of the Corporation's outstanding capital stock, the exercise price of any ISO granted must equal at least 110% of the fair market value on the grant date and the maximum exercise period of the ISO must not exceed five years. The exercise period of any other options granted under the Plan may not exceed 11 years (10 years in the case of ISOs).

     The Plan will terminate in December 2003, ten years after the date it was first approved by the Corporation's stockholders, though awards made prior to termination may expire after that date, depending on when granted. As of June 14, 2000, the Corporation has granted options under the Plan to purchase 1,598,000 shares of Common Stock.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises during the year ended December 31, 1999 by the Corporation's present directors and the value of such party's unexercised options as of December 31, 1999:

-------------------------------------------------------------------------------------------------------------
                                                       Number of Securities          Value of Unexercised
                                                      Underlying Unexercised         In-the-Money Options
                                                        Options at 12/31/99             at 12/31/99 (1)
-------------------------------------------------------------------------------------------------------------
                           Share
                          Acquired    Value
                        on Exercise  Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------
        Name                (#)        ($)
-------------------------------------------------------------------------------------------------------------
Dr. Ramesh C. Pandey              0         0              0          707,000(2)           0          $35,343
-------------------------------------------------------------------------------------------------------------
Stephen Burg                      0         0         40,000           25,000         $1,600          $ 1,000
-------------------------------------------------------------------------------------------------------------

(1) Represents the excess, if any, of the closing price of the Common Stock as quoted on the OTC Bulletin Board on December 31, 1999 ($.05 ) over the exercise price of the options, multiplied by the corresponding number of underlying shares.

(2) These options were issued in exchange for the capital stock of Xechem, Inc., a wholly owned subsidiary of the Company, in the reorganization of the Company. These options are exercisable upon the Company attaining specific financial goals.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Subject to obtaining necessary regulatory approvals in India, Dr. Pandey has transferred his interest in Xechem India to the Company for no consideration other than reimbursement of amounts (equal to approximately $5,000) Dr. Pandey advanced for organizational expenses. Dr. Pandey's brothers own the remaining equity in Xechem India, some or all of which the Company anticipates will be made available to other, unrelated, persons in India. Both of Dr. Pandey's brothers and Mr. Anil Sharma, a chartered accountant, serve as directors of Xechem India. No compensation is paid to Dr. Pandey, his relatives or Mr. Anil Sharma for service as directors.

     Effective June 25, 1996, an entity wholly-owned by Dr. Pandey (the "Holding Company") became a member of Vineyard Productions, L.L.C. ("Vineyard"), which in June 1994 acquired the building in which the Company leases its offices. Prior to making such investment, Dr. Pandey informed the Board of Directors of the opportunity for such investment, and the Board determined that the Company was not interested in such opportunity and approved Dr. Pandey making the investment. The Company's lease was entered into prior to that date (with a prior owner of the building) and has not been modified subsequent thereto. The Company paid Vineyard $60,606 in 1998 and $143,847 in 1999.

     In 1999, David Blech and Dr. Pandey agreed to amend those portions of a stockholder agreement as to which they are parties. Specifically, Mr. Blech and Dr. Pandey have amended this agreement to: (i) eliminate the prohibition against Dr. Pandey's sale of any shares of Company capital stock for five years except with Blech's consent; (ii) eliminate Mr. Blech's right to sell his pro rata portion(relative to the holdings of Dr. Pandey) of any proposed sale of shares by Dr. Pandey, and a reciprocal right in favor of Dr. Pandey to sell his pro rata portion of any shares sold by Mr. Blech; (iii) eliminate the requirement that Mr. Blech vote for Dr. Pandey as a director of the Company, and to use his best efforts to cause Dr. Pandey to remain Chairman President and Chief Executive Officer of the Company; and (iv) eliminate the requirement that the Company and its directors(subject to their fiduciary duties to the Company and the shareholders of the Company) to take such actions as Mr. Blech may request to elect his nominees to constitute a majority of the directors of the Company.

     Also during 1999, Mr. Blech, his wife and the trustee of the Edward A. Blech Trust granted to Dr. Pandey an irrevocable proxy to vote all of the shares under their control. These proxies relate to 83,284,495 shares of Company Common Stock or approximately 34.6% of the Company's presently outstanding shares of Common Stock.

     During 1997 and 1998, the Company made unsecured loans totaling $100,000 to Consumers Choice Systems, Inc. ("CCS"), a company engaged in the marketing and distribution of products in the over-the-counter pharmaceutical market. The Company has entered into negotiations with CCS in connection with possible distribution of XetaPharm nutraceuticals. CCS is engaged in a private offering of its securities and, upon completion of this offering, The Edward Blech Trust would own approximately 30.8% of CCS's common stock. In 1999 the balance of these loans was deemed uncollectable and written off.

     During 1998, the Company made six unsecured loans in the amount of $72,000 to Pacific Sensuals, Inc. ("Pacific"), a company engaged in the marketing and distribution of products sold through health stores. The Company has entered into negotiations with Pacific in connection with possible distribution of XetaPharm nutraceuticals. David Blech has an indirect 38% ownership interest in Pacific. During 1997 and 1998, the Company made six unsecured loans in the amount of $144,000 to Margaret Chassman. Ms. Chassman is the wife of David Blech.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals for the 2000 Annual Meeting of Stockholders must be received by the Corporation at its executive office in New Brunswick, New Jersey, on or prior to February 14, 2001 for inclusion in the Corporation's proxy statement for that meeting. Any stockholder proposal must also meet the other requirements for stockholder proposals as set forth in the rules of the U.S. Securities and Exchange Commission relating to stockholder proposals.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, no business, other than that discussed above, is to be acted upon at the Meeting. If other matters not known to the Board should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.


                                        Xechem International, Inc.
                                        By the Order of the Board of Directors


                                        Ramesh C. Pandey, Ph.D.
                                        President and Chief Executive Officer

New Brunswick, New Jersey
June 22, 2000

     A COPY OF THE XECHEM INTERNATIONAL, INC. 1999 ANNUAL REPORT ON FORM 10-KSB FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION WILL BE SUPPLIED TO STOCKHOLDERS WITHOUT CHARGE. REQUESTS FOR THE REPORT SHOULD BE DIRECTED TO:

          Xechem International, Inc.
          100 Jersey Avenue, Building B, Suite 310
          New Brunswick, New Jersey  08901-3279

        =================================================================

                  YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
                PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF
                  FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY
                 MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY
                            IN THE ENCLOSED ENVELOPE.
        =================================================================